UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2018

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 31, 2018, New Valley LLC, the real estate subsidiary of Vector Group Ltd. (“New Valley”), announced its purchase of the 29.41% minority interest in Douglas Elliman Realty, LLC (“Douglas Elliman”) held by DTHY Realty, Inc. and Dorothy Herman (the “Sellers”) for a total purchase price of $40,000,000. Prior to the transaction, New Valley indirectly held a 70.59% interest in Douglas Elliman. The transaction brings New Valley’s indirect ownership interest in Douglas Elliman to 100%. At closing, New Valley paid $10,000,000 and will pay the remaining $30,000,000 in twelve equal quarterly installments of principal beginning on January 1, 2020 and ending on October 1, 2022, each with interest on the outstanding principal balance at the mid-term applicable federal rate in effect as of the date of the transaction.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2018

VECTOR GROUP LTD.

By:	/s/ Marc N. Bell
Marc N. Bell
Senior Vice President, General Counsel and Secretary